Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-101040, 333-95989, 333-72834, 333-65628, 333-65630, 333-58511, and 333-132811) on Form S-8 of AmericanWest 401(k) Retirement Savings Plan of our report dated June 28, 2010, with respect to the financial statements and supplemental schedule of the AmericanWest 401(k) Retirement Savings Plan as of and for the year ended December 31, 2009, included in this annual report on Form 11-K.

Spokane, Washington

June 28, 2010